SPIVA PROSPECTUS ILLUSTRATION DEMOSTRATION


Annuity Payment Calculation Formulas
Initial Annuity Payment
      The initial annuity payment is determined from actuarial first principles using the AIR and the Annuity 2000 mortality table.

Subsequent Payments
      Subsequent payments are determined by multiplying the previous payment by the net investment return since the last payment, adjusted for the AIR. That is,

      Annuity Payment = Previous Payment x (1 + NIR) / (1+ AIR)

                 where NIR = net investment return since the last payment
                       AIR = assumed investment return

Example
Assumptions
      Insured is a male, age 65.
      Annuity payment option:  Life Income with a 10 year guaranteed payment period.
      AIR = 5.00%
      Single Premium = $50,000

      Gross investment return = 8.00%
      Annual M&E charge =  1.25%
      Average investment advisor 0.4157% (arithmetic average of all subaccounts) Net investment return = 6.3343%

      First Annual Payment = $3,836 (Using the Annuity 2000 mortality table and 5.00% interest.)

Calculations
      -----------------------------------------------------------------------
                                                  (1+NIR)
                       Previous                   -------       Current
       Year     Age    Payment  (1+NIR)  (1+AIR)  (1+AIR)       Payment
      -----------------------------------------------------------------------
         1       65                                          $ 3,836
         2       66     $ 3,836   1.063343 1.05   1.012707   $ 3,885
         3       67     $ 3,885   1.063343 1.05   1.012707   $ 3,934
         4       68     $ 3,934   1.063343 1.05   1.012707   $ 3,984
         5       69     $ 3,984   1.063343 1.05   1.012707   $ 4,035
         6       70     $ 4,035   1.063343 1.05   1.012707   $ 4,086
         7       71     $ 4,086   1.063343 1.05   1.012707   $ 4,138
         8       72     $ 4,138   1.063343 1.05   1.012707   $ 4,191
         9       73     $ 4,191   1.063343 1.05   1.012707   $ 4,244
        10       74     $ 4,244   1.063343 1.05   1.012707   $ 4,298
        11       75     $ 4,298   1.063343 1.05   1.012707   $ 4,352
        12       76     $ 4,352   1.063343 1.05   1.012707   $ 4,408
        13       77     $ 4,408   1.063343 1.05   1.012707   $ 4,464
        14       78     $ 4,464   1.063343 1.05   1.012707   $ 4,520
        15       79     $ 4,520   1.063343 1.05   1.012707   $ 4,578
        16       80     $ 4,578   1.063343 1.05   1.012707   $ 4,636
        17       81     $ 4,636   1.063343 1.05   1.012707   $ 4,695
        18       82     $ 4,695   1.063343 1.05   1.012707   $ 4,755
        19       83     $ 4,755   1.063343 1.05   1.012707   $ 4,815
        20       84     $ 4,815   1.063343 1.05   1.012707   $ 4,876
        21       85     $ 4,876   1.063343 1.05   1.012707   $ 4,938
        22       86     $ 4,938   1.063343 1.05   1.012707   $ 5,001
        23       87     $ 5,001   1.063343 1.05   1.012707   $ 5,064
        24       88     $ 5,064   1.063343 1.05   1.012707   $ 5,129
        25       89     $ 5,129   1.063343 1.05   1.012707   $ 5,194
        26       90     $ 5,194   1.063343 1.05   1.012707   $ 5,260
        27       91     $ 5,260   1.063343 1.05   1.012707   $ 5,327
        28       92     $ 5,327   1.063343 1.05   1.012707   $ 5,394
        29       93     $ 5,394   1.063343 1.05   1.012707   $ 5,463
        30       94     $ 5,463   1.063343 1.05   1.012707   $ 5,532
        31       95     $ 5,532   1.063343 1.05   1.012707   $ 5,603
        32       96     $ 5,603   1.063343 1.05   1.012707   $ 5,674
        33       97     $ 5,674   1.063343 1.05   1.012707   $ 5,746
        34       98     $ 5,746   1.063343 1.05   1.012707   $ 5,819
        35       99     $ 5,819   1.063343 1.05   1.012707   $ 5,893
        36      100     $ 5,893   1.063343 1.05   1.012707   $ 5,968
      ---------------------------------------------------------------